UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2015

COLT DEFENSE LLC

COLT FINANCE CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

32-0031950
333-171547	27-1237687
(Registration Number)	(IRS Employer Identification Number)

547 New Park Avenue, West Hartford, CT	06110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 232-4489

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03                                           Bankruptcy or Receivership.

Chapter 11 Filings

On June 14, 2015, Colt Defense LLC (“Colt Defense” and together with Colt Finance Corp., “Colt”) and Colt Holding Company LLC and certain of their subsidiaries and affiliates (collectively, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”, and the filings therein, the “Chapter 11 Filings”).  The Debtors are seeking Bankruptcy Court authorization to jointly administer the chapter 11 cases (the “Chapter 11 Cases”) under the caption “In re Colt Holding Company LLC, et al.” Case No. 15-11296. The Debtors will continue to manage their properties and operate their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. Through the Chapter 11 Cases, the Debtors seek to implement a sale of substantially all of assets of the Debtors pursuant to section 363(b) of the Bankruptcy Code (the “363 Sale”).

363 Sale

In connection with the 363 Sale, the Company’s current equity sponsor, Sciens Capital Management LLC (“Sciens”), has agreed to act as a “stalking horse bidder” and has proposed to purchase substantially all of Colt’s assets and assume secured liabilities and all liabilities related to existing agreements with employees, customers, vendors, and trade creditors.  The Company intends for the sale to ensure a smooth and swift transition of the business with all of its iconic brands, products, and operations, supported by a stronger balance sheet due to a significantly lower debt burden.  As part of the Sciens led bid, Colt will be able reassure its employees and local community of its commitment to continued operations in West Hartford through a long term extension on the lease for its manufacturing facilities and campus in West Hartford. In accordance with the sale process under section 363 of the Bankruptcy Code, notice of the pending sale to Sciens will be given to third parties and competing bids will be solicited, with an independent committee of Colt’s board of managers established to manage the bidding process and evaluate bids.

Item 2.04                                           Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The Debtors’ Chapter 11 Filings described in Item 1.03 above constitute an event of default that accelerated obligations of Colt Defense and its subsidiaries (collectively, the “Company”) under the credit agreement, dated as of February 9, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Company, Cortland Capital Market Services LLC, as agent, and certain lenders party thereto from time to time, the term loan agreement, dated November 17, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), by and among the Company, Wilmington Savings Fund Society, FSB, as agent, and the lenders party thereto, and the indenture governing the 8.75% Senior Notes due 2017 (the “Old Notes”) of Colt  (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture” and, together with the Credit Agreement and the Term Loan Agreement, the “Debt Documents”) on June 14, 2015.  The Debt Documents provide that as a result of the Chapter 11 Filings, the principal and accrued and unpaid interest and premiums, fees and all other amounts owed, if any, due thereunder are immediately due and payable. As of June 14, 2015, an aggregate amount of approximately $35.1 million, $86.9 million and $262.6 million, including accrued and unpaid interest and premiums, fees and all other amounts owed, if any, were outstanding under the Credit Agreement, the Term Loan Agreement and the Indenture, respectively. The Company believes any efforts to enforce such payment obligations under the Debt

Documents are automatically stayed as a result of the Chapter 11 Filings and the creditors’ rights of enforcement in respect of the Debt Documents are subject to applicable provisions of the Bankruptcy Code.

Item 7.01                                           Regulation FD Disclosure.

A copy of the press release, dated June 14, 2015, announcing that the Debtors filed voluntary petitions for relief under the Bankruptcy Code is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 on this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01                                           Other Events.

On June 12, 2015, Colt’s previously announced exchange offer, consent solicitation and solicitation of acceptances of a prepackaged plan of reorganization with respect to the Old Notes expired.  The conditions to the exchange offer, the consent solicitation and the prepackaged plan of reorganization were not satisfied and such conditions were not waived by Colt. All Old Notes tendered and not validly withdrawn pursuant to such exchange offer will be returned promptly to the tendered holder thereof in accordance with the Offer to Exchange, Consent Solicitation Statement, and Disclosure Statement Soliciting Acceptances of a Prepackaged Plan of Reorganization, dated April 14, 2015, as supplemented, and applicable law.

Item 9.01.                                        Exhibits.

Exhibit No.	DESCRIPTION
99.1	Press Release issued by Colt Defense, dated June 14, 2015.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements.”  These statements about Colt’s expectations, beliefs, plans, objectives, assumptions and future events are not statements of historical fact and reflect only Colt’s current expectations regarding these matters.  Colt’s actual actions and results may differ materially from what is expressed or implied by these statements due to a variety of factors, including (i) the potential adverse impact of the Chapter 11 Filings on Colt’s liquidity or results of operations, (ii) changes in Colt’s ability to meet financial obligations during the chapter 11 process or to maintain contracts that are critical to Colt’s operations, (iii) the outcome or timing of the chapter 11 process and the 363 Sale, (iv) the effect of the Chapter 11 Filings or the 363 Sale on Colt’s relationships with third parties, regulatory authorities and employees, (v) proceedings that may be brought by third parties in connection with the chapter 11 process or the 363 Sale, (vi) the Bankruptcy Court approval or other conditions or termination events in connection with the 363 Sale, (vii) the increased administrative costs related to the chapter 11 process; (viii) Colt’s ability to maintain adequate liquidity to fund operations during the chapter 11 process and thereafter and (ix) other factors listed from time to time in Colt’s filings with Securities and Exchange Commission. Forward-looking statements in this Current Report on Form 8-K speak only as of the date on which they are made and Colt undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLT DEFENSE LLC
COLT FINANCE CORP.

	By:	/s/ Scott Flaherty
	Name:	Scott Flaherty
	Title:	Senior Vice President and Chief Financial Officer

Dated: June 15, 2015